Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140176, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761, and 333-67317 of Investors Real Estate Trust on Form S-3 of our reports dated July 6, 2006 (March 13, 2007, as to  the effects of discontinued operations as disclosed in Note 13), appearing in the Form 8-K dated on or about March 16, 2007, of Investors Real Estate Trust for the fiscal year ended April 30, 2006, and our reports on the financial statements, financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Investors Real Estate Trust for the fiscal year ended April 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 13, 2007